UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 16, 2019

AMERICOLD REALTY TRUST

(Exact name of registrant as specified in its charter)

Maryland	001-34723	93-0295215
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Glenlake Parkway, South Tower, Suite 600 Atlanta, Georgia	30328
(Address of principal executive offices)	(Zip Code)

(678) 441-1400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 — Other Events.

On April 16, 2019, Americold Realty Trust (the “Company”) and Americold Realty Operating Partnership, L.P., a Delaware limited partnership and the subsidiary through which the Company conducts its business, entered into an underwriting agreement, a copy of which is attached hereto as Exhibit 1.1 (the “Underwriting Agreement”), with Merrill Lynch, Pierce, Fenner & Smith Incorporated and Goldman Sachs & Co. LLC, as representatives of the several underwriters named in Schedule A thereto (the “Underwriters”), and Bank of America N.A., acting in its capacity as forward seller and forward purchaser, pursuant to which the Company issued 42,062,500 common shares of beneficial interest, $0.01 par value per share (the “Common Shares”) (including 6,562,500 Common Shares issued in connection with the Underwriters’ exercise in full of their option to purchase additional Common Shares ). The Common Shares issued by the Company were sold at a public offering price of $29.75 per Common Share, which generated approximately $1.2 billion in net proceeds to the Company after deducting the underwriting discount and estimated offering expenses payable by the Company.

In addition, on April 16, 2019, the Company entered into a letter agreement, a copy of which is attached hereto as Exhibit 1.2 (the “Forward Sale Agreement”), with Bank of America, N.A., as the forward purchaser (the “Forward Purchaser”), pursuant to which the Forward Purchaser or its affiliate borrowed and sold to the Underwriters an aggregate of 8,250,000 Common Shares that were delivered in the offering.

As contemplated in the Company’s Registration Statement on Form S-3 (Registration No. 333-229819) and the related prospectus supplement dated April 16, 2019, filed by the Company pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and the base prospectus dated February 22, 2019, the Company intends to use the net proceeds from the sale of 42,062,500 Common Shares, together with draws under the Company’s senior unsecured revolving credit facility, which the Company expects to repay using the proceeds from a debt private placement, if completed, to fund the previously announced acquisition of Chiller Holdco, LLC. If the acquisition of Chiller Holdco, LLC is not consummated, the Company intends to use the net proceeds for general business purposes, including repayment of outstanding indebtedness and the funding of other development, expansion and acquisition opportunities. The Company expects to use any cash proceeds that it receives upon the future settlement of the Forward Sale Agreement to fund the previously announced expansion in Atlanta, Georgia and for general business purposes, including repayment of outstanding indebtedness and the funding of other development, expansion and acquisition opportunities.

Item 9.01 — Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated April 16, 2019, among the Company, Americold Realty Operating Partnership, L.P., and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Goldman Sachs and Co. LLC, as representatives of the several underwriters named in Schedule A thereto, and Bank of America, N.A., acting in its capacity as forward seller and forward purchaser

1.2	Letter Agreement, dated April 16, 2019, between the Company and Bank of America, N.A., regarding the registered forward transaction

5.1	Opinion of Venable LLP

23.1	Consent of Venable LLP (included as part of Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 22, 2019

AMERICOLD REALTY TRUST

By:	/s/ Marc Smernoff
	Name:	Marc Smernoff
	Title:	Chief Financial Officer and Executive Vice President